                  DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC
                         NOTICE OF GUARANTEED DELIVERY
                 PURSUANT TO THE PROSPECTUS DATED JULY 23, 2001


   This Notice of Guaranteed Delivery relates to the offer (the "Exchange Offer") of Delta Funding Residual Exchange Company, LLC ("Delta") to issue up to 150,000 Class A Voting Membership Interests (the "Membership Interests") in Delta and to deliver up to 150,000 shares of common stock (the "Common Stock") of Delta Funding Residual Management, Inc. and up to 150,000 shares of Series A Preferred Stock (the "Preferred Stock") of Delta Financial Corporation ("DFC"), in exchange for the entire aggregate principal amount of DFC's 9 1/2% Senior Notes due 2004 (the "Senior Notes") and 9 1/2% Senior Secured Notes due 2004 (the "Senior Secured Notes," and collectively with the Senior Notes, the "Notes"). Subject to the terms and conditions of the Exchange Offer, Delta will issue one Membership Interest and deliver one share of Common Stock and one share of Preferred Stock for each $1,000 principal amount Note that is properly tendered and not withdrawn pursuant to the Exchange Offer. In addition, as part of the Exchange Offer, Delta is soliciting consents from the holders of the Notes to certain proposed amendments (the "Proposed Amendments") to the Indenture governing the Senior Secured Notes. Holders desiring to accept the Exchange Offer must also consent to the Proposed Amendments.

   You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the Exchange Offer if you are a registered holder of Notes and wish to tender your Notes, but:

   (1) the certificates for the Notes are not immediately available;

   (2) time will not permit your certificates for the Notes or other required documents to reach U.S. Bank Trust National Association, as exchange agent (the "Exchange Agent"), before 5:00 p.m., New York City time, on August 20, 2001 (or any such later date and time to which the Exchange Offer may be extended (the "Expiration Date")); or

   (3) the procedure for book-entry transfer cannot be completed before the Expiration Date.

   You may effect a tender of your Notes if (a) the tender is made through an eligible guarantor institution (as defined in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Notes"), (b) prior to the Expiration Date, the Exchange Agent receives from an eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the principal amount of Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission),
(c) you guarantee that within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Notes, in proper form for transfer, or a confirmation of book entry (as described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures") of transfer of the Notes into the Exchange Agent's account at The Depository Trust Company (including the agent's message (as defined in the Prospectus under the "The Exchange Offer--Guaranteed Delivery Procedures") that forms a part of the confirmation of book-entry transfer), as the case may be, a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, and all other documents required by the Letter of Transmittal and Consent, will be deposited by the eligible guarantor institution with the Exchange Agent, and (d) the Exchange Agent receives the certificates for all physically tendered Notes, in proper form for transfer, or a confirmation of book-entry transfer of the Notes into the Exchange Agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, and all other required documents or, in the case of a confirmation of book entry transfer, a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, or an agent's message instead of the Letter of Transmittal and Consent, in each case, within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

   Delivery to: U.S. Bank Trust National Association, Exchange Agent

     By Regular or Certified Mail:                     By Facsimile:
       Overnight Courier or Hand          (eligible guarantor institutions only)

 U.S. Bank Trust National Association                 (651) 244-8600
   180 East Fifth Street, 4th Floor               To Confirm by Telephone
       St. Paul, Minnesota 55101                 or for Information Call:
     Attention: Default Processing                    (800) 934-6802


   DELIVERY OF A LETTER OF TRANSMITTAL AND CONSENT OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT OR AGENT'S MESSAGE.


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
Ladies and Gentlemen:

   Subject to the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal and Consent, the undersigned hereby tenders to Delta Funding Residual Exchange Company, LLC the principal amount of Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

Principal Amount of 9 1/2% Senior Secured Notes due 2004 Tendered:*

$ ------------------------------------------------

Certificate Nos. (if available):

--------------------------------------------------

Principal Amount of 9 1/2% Senior Notes
due 2004 Tendered:

$ ------------------------------------------------

Certificate Nos. (if available):


ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE


X       ----------------------------------------------    ----------------------------------------------

X       ----------------------------------------------    ----------------------------------------------
        Signature(s) of Owner(s)                          Date
        or Authorized Signatory
        Area Code and Telephone Number: (--------------- ) -------------- --------------- --------------


   Must be signed by the holder(s) of Notes as their name(s) appear(s) on certificates for Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):    -------------------------------------------------------------------

            -------------------------------------------------------------------

            -------------------------------------------------------------------

Capacity:   -------------------------------------------------------------------

Address(es):-------------------------------------------------------------------

            -------------------------------------------------------------------

            -------------------------------------------------------------------

-----------
* Must be in denominations of $1,000 principal amount at maturity and any integral multiple thereof.


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
                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, an eligible guarantor institution, hereby guarantees that the certificates representing the principal amount at maturity of Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures," together with any required signature guarantee and any other documents required by the Letter of Transmittal and Consent, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

------------------------------------  ------------------------------------------
                Name of Firm                   Authorized Signature


------------------------------------  ------------------------------------------
                  Address                              Title


------------------------------------  Name:-------------------------------------
                  Zip Code                    (Please Type or Print)


Area Code and Tel. No.                Dated:
                      --------------        ------------------------------------
NOTE: CERTIFICATES FOR NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR
      PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL AND CONSENT.


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